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                                                                  EXHIBIT (A)(5)

                             GIANT INDUSTRIES, INC.

                        OFFER TO PURCHASE FOR CASH UP TO
                      1,333,333 SHARES OF ITS COMMON STOCK
                     AT A PURCHASE PRICE OF $9.00 PER SHARE

            THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE
                AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 4, 2000,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Giant Industries, Inc., a Delaware corporation (the "Company"), to purchase up to 1,333,333 shares (or such lesser number of shares of common stock as are validly tendered) of its common stock, $.01 par value (the "Shares"), at $9.00 per Share, net to the seller in cash (the "Purchase Price"), without interest thereon, upon the terms and subject to the conditions of the Offer.

     The Company will, upon the terms and subject to the conditions of the Offer, accept for payment, and thereby purchase, up to 1,333,333 Shares validly tendered and not withdrawn before the Expiration Date (as defined in Section 1 of the Offer to Purchase). All Shares acquired in the Offer will be acquired at the Purchase Price. In the event more than 1,333,333 Shares are validly tendered and not withdrawn before the Expiration Date, the Company will accept for payment, and thereby purchase, Shares, other than Odd Lots, on a pro rata basis upon the terms and subject to the conditions of the Offer. See Section 1 of the Offer to Purchase. Shares not purchased because of proration will be returned at the Company's expense to the shareholders who tendered such Shares as soon as practicable after the Expiration Date. The Company reserves the right, in its sole discretion, to purchase more than 1,333,333 Shares pursuant to the Offer. See Sections 1 and 14 of the Offer to Purchase.

     Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 1,333,333 Shares (or such greater number of Shares as the Company may elect to purchase) are validly tendered and not withdrawn, the Company will buy Shares first from any person (an "Odd Lot Holder") who owned beneficially or of record as of the close of business on December 20, 1999, and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's employee stock ownership plan or 401(k) plan), who validly tender all their Shares and then on a pro rata basis from all other shareholders who validly tender Shares (and do not withdraw such Shares prior to the Expiration
Date).

     WE ARE THE OWNER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, please instruct us as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. Shares will be tendered at $9.00 per Share, as indicated in the attached Instruction Form, net to the seller in cash, without interest thereon.
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          2. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern Time, on February 4, 2000, unless the Offer is extended by the Company.

          4. The Offer is for 1,333,333 Shares, constituting approximately 12.9% of the Shares outstanding as of December 20, 1999.

          5. The members of the Board of Directors of the Company who met to approve the offer have unanimously approved the Offer. Notwithstanding the foregoing, neither the Company nor its Board of Directors makes any recommendation to shareholders as to whether to tender or refrain from tendering their Shares. Shareholders must individually make the decision whether to tender such shareholder's Shares and, if so, how many Shares to tender.

          6. Tendering shareholders will not be obligated to pay any stock transfer taxes on the Company's purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

          7. Tendering shareholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to the Depositary or the Company.

          8. If (i) you owned beneficially or of record as of the close of business on December 20, 1999, and continue to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares (not including any shares held pursuant to the Company's employee stock ownership plan or 401(k) plan); (ii) you instruct us to tender on your behalf all such Shares prior to the Expiration Date; and (iii) you complete the section entitled "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

     PLEASE FORWARD YOUR INSTRUCTION FORM TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 4, 2000, UNLESS THE COMPANY EXTENDS THE OFFER.

     As described in Section 1 of the Offer to Purchase, if more than 1,333,333 Shares (or such greater number of Shares as the Company may elect to purchase) have been validly tendered and not withdrawn prior to the Expiration Date, the Company will accept for payment and therefore purchase tendered Shares on the basis set forth below:

          1. first, all Shares validly tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder who:

             (a) tenders all Shares owned beneficially or of record by such Odd Lot Holder (not including any Shares held pursuant to the Company's employee stock ownership plan or 401(k) Plan tenders of less than all Shares owned by such Odd Lot Holder will not qualify for this preference); and

             (b) completes the box captioned "Odd Lots" in the attached Instruction Form and, if applicable, on the Notice of Guaranteed Delivery; and

          2. second, after purchase of all of the foregoing Shares, all other Shares validly tendered and not withdrawn prior to the Expiration Date, on a pro rata basis as described in Section 1 of the Offer to Purchase.

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     The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                INSTRUCTION FORM
             FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES

                      INSTRUCTIONS FOR TENDER OF SHARES OF
                             GIANT INDUSTRIES, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Giant Industries, Inc., a Delaware corporation (the "Company"), to purchase up to 1,333,333 shares (or such lesser number of shares as are validly tendered) of its common stock, $.01 par value (the "Shares"), at $9.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions of Offer.

                NUMBER OF SHARES TO BE TENDERED: ______ SHARES*

 *Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                    ODD LOTS

     [ ] By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on December 20, 1999, and continues to own, beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's employee stock ownership plan and 401(k) Plan) and is tendering all of such Shares.

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THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                   SIGN HERE:

Signature(s):
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Print Name(s):
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Address(es):
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                              (INCLUDING ZIP CODE)

Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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IMPORTANT: SHAREHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED FORM W-9 WITH THEIR
INSTRUCTION FORM.

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